Exhibit 99.1

EFI Sign Expo Exhibit Offers Customers Greater Innovation with Four New Printers and New MIS

Software for Signage Production

EFI reported Q1 results with strong growth in its Industrial Inkjet segment

INTERNATIONAL SIGN EXPO, Orlando, April 21, 2016 – Electronics For Imaging (Nasdaq:EFII) is helping customers create a stronger competitive edge in signage and graphics production with four new printers at the 2016 ISA International Sign Expo. The EFI™ exhibit – one of the largest offerings of new print technologies at the show – highlights the better profit and efficiency possibilities customers can gain with EFI products, and includes the North American debut of a new VUTEk® FabriVU® aqueous-ink soft-signage printer series that provides the highest speed and print resolution quality in its class. Show attendees can also see how they can further automate and streamline their operations with an advanced software workflow – shown for the very first time – that expands EFI’s advanced Productivity Suite technologies to the display graphics market.

The new inkjet products on display include:

•	The 3.2-meter EFI VUTEk LX3 Pro hybrid roll/flatbed LED inkjet printer, a leader in production-class LED inkjet graphics print engine speeds with fast throughput of up to 3,420 square feet (318 square meters) per hour. The printer also offers high-resolution grayscale imaging, and its “cool cure” LED technology is a greener solution that reduces energy usage and costs while giving users the ability to print on a wider range of media, including media that cannot withstand the heat of other curing or drying methods.

•	The EFI Quantum LXr LED printer, a dedicated roll-to-roll printer offering a superb price/speed/quality ratio for exceptional versatility, the widest range of substrates, and the lowest total cost of ownership in its class. This economical alternative to latex printers has 7-picoliter imaging, and print resolutions up to 1,200 dpi in four colors with optional white for high-quality printing. Unique productivity options for the printer, including ink and media efficiencies and advanced roll handling technologies, increase productivity, minimize waste, reduce labor and allow for exceptional ease of use.

•	The EFI H1625-SD, an entry-level, 65-inch UV hybrid production printer that uses award-winning EFI SuperDraw UV ink for near-photographic imaging direct to thermoformable substrates. The printer runs four colors plus white with high-quality grayscale imaging.

•	The EFI VUTEk FabriVU® 340 – a 3.4-meter dispersed dye-sublimation ink printer developed by EFI Reggiani – a global leader in aqueous-based textile print technology based in Italy that EFI acquired in 2015. The new FabriVU product line, which is also available in a 1.8-meter size, runs environmentally friendly water-based inks and help users produce stunning soft signage and banner applications.

The EFI™ booth also includes “The Printed Home of the Future,” a unique display of high-quality, innovative applications printed with EFI technologies that expands the realm of industrial inkjet possibilities and profit opportunities for customers. Items featured in the Printed Home of the Future display illustrate inkjet’s versatility beyond traditional signage, and includes labels printed with EFI Jetrion® narrow-web printers, ceramic tiles produced on EFI Cretaprint™ ceramic printers and home textiles and apparel produced with EFI Reggiani industrial textile technologies.

Fabric graphics and The Imaging of Things

EFI’s portfolio gives customers profitable opportunities for “Imaging of Things” – technology’s rapidly advancing ability to deliver greater product customization and appeal in everything from signage and packaging to décor, apparel and industrial manufacturing. There are few limits to the types of things that can be printed digitally, and EFI’s booth at the show will include examples of both signage and display staples and promising newer applications.

In the fast-growing market for fabric-printed soft signage, the new VUTEk FabriVU printer on display offers reliable, accurate printing at speeds up to 5,000 square feet (464 square meters). The printer gives customers a remarkable competitive advantage, as it has the highest productivity in its class, as well as the highest quality with ultra-high resolutions up to 2,400 dpi. A patented ink circulation system on the printer prevents nozzles from drying out, reducing ink costs by up to 15%.

Last month, Kent, UK-based company Prompt Side Theatrical Drapery purchased one of the first of the 3.4-meter EFI VUTEk FabriVU printers to further advance its textile imaging operations with a productive, cost-effective industrial solution offering high image quality. Prompt Side Managing Director Peter Baker said of the purchase: “I am delighted to be at the vanguard of theatrical digital print. This is an exciting time for Prompt Side as we expand our range of products and massively increase the creative opportunities available to designers.”

Advanced workflow for leading-edge, integrated efficiency

The newest-version EFI Fiery® proServer driving the VUTEk printers in EFI’s booth deliver productivity and quality well beyond a typical printer RIP. This upgraded Fiery digital front end platform gives VUTEk customers the power to process print files 60% faster than earlier versions of the proServer.

A new, major release of the EFI Midmarket Print Suite MIS workflow, version 4.0, will be presented for the first time at the show. The new workflow software suite edition is especially beneficial for the signage and graphics community, as it offers new features specifically designed to meet the needs of display graphics/superwide-format print providers.

The suite features EFI’s Pace™ MIS software at its core and includes a range of out-of-the-box, integrated systems that are certified by EFI. In addition, the suite edition addresses product-specific applications unique to the superwide-format print space, such as fleet and vehicle wraps, point-of-purchase (POP) signage and outdoor graphics. The enhanced capabilities in the Midmarket 4.0 suite also integrate with EFI Fiery digital front end (DFE) systems for wide- and superwide-format production. A multiple object import tool in the software also helps simplify management tasks on recurring chain store POP campaigns and similar projects.

EFI’s complete ecosystem of workflow products, DFEs and high-quality inkjet wide- and superwide-format printers provide a complete, reliable production offering for higher-quality, more-efficient printing, with intriguing new possibilities for businesses looking to expand into new vertical markets.

“Operators of signage and display graphics businesses have an unprecedented range of applications to pursue today,” said Scott Schinlever, senior vice president and general manager, EFI Inkjet Solutions, “and EFI is proud to be the partner that can help them bring these opportunities to life. At the International Sign Expo, visitors will truly see the Imaging of Things concept brought to life and are guaranteed to leave with many ideas for business growth and improved profitability.”

EFI’s exhibit at the April 21-23 ISA International Sign Expo is in booth 2507 at the Orange County Convention Center. For more information about EFI products for signage and graphics production, visit www.efi.com.

Innovation drives strong customer demand for EFI Industrial Inkjet portfolio

EFI last night reported record Q1 revenue, with EFI’s Industrial Inkjet technology being its strongest driver, showing 44% growth in that segment of the Company’s business, or 47% without the impact of currency. The Reggiani and Matan businesses have been significant factors in this growth: if those businesses had been part of EFI last year, the Company would have reported low double-digit growth in the Industrial Inkjet segment. Even without the acquisitions, EFI’s Industrial Inkjet segment would have seen high single-digit organic growth without taking into account the effect of foreign exchange rates.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, and digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

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NOTE TO EDITORS: The EFI logo, VUTEk, Fiery, FabriVU and Jetrion are registered trademarks of Electronics For Imaging, Inc. in the U.S. and/or certain other countries. EFI, Cretaprint and Pace are trademarks of Electronics For Imaging, Inc. in the U.S. and/or certain other countries.

All other terms and product names may be trademarks or registered trademarks of their respective owners, and are hereby acknowledged. All other terms and product names may be trademarks or registered trademarks of their respective owners, and are hereby acknowledged.

Nothing herein should be construed as a warranty in addition to the express warranty statements provided with EFI products and services.

This news release contains forward-looking statements, that are statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider”, “plan” and similar, any statements related to strategies or objectives of management for future operations, products, development, performance, any statements of assumptions or underlying any of the foregoing and any statements in the future tense. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual or future results to differ materially. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the risk factors section in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q. EFI undertakes no obligation to update information contained herein, including forward-looking statements.